UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2024

Commission File Number	Name of Registrant, Address of Principal, Executive Offices and Telephone Number	State of Incorporation	I.R.S. Employer Identification Number
1-16681	Spire Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	SR	New York Stock Exchange LLC
Depositary Shares, each representing a 1/1000th interest in a share of 5.90% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $25.00 per share	SR.PRA	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, Spire Inc. (the “Company”) is a party to the equity distribution agreement, dated as of February 6, 2019 (the “Initial Equity Distribution Agreement”), as modified by a letter agreement dated as of May 14, 2019 (the “First Letter Agreement”) and a letter agreement dated as of May 9, 2022 (the “Second Letter Agreement”), between the Company and each of (i) RBC Capital Markets, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC (“Morgan Stanley”) and TD Securities (USA) LLC, as agents, principals and forward sellers (collectively, the “Existing Managers”), and (ii) Royal Bank of Canada, Bank of America, N.A., Morgan Stanley and The Toronto-Dominion Bank, as forward purchasers (the “Existing Forward Purchasers”), pursuant to which the Company may offer and sell shares of its common stock (“Common Stock”) having an aggregate offering price of up to $271.2 million from time to time through, at the Company’s discretion, any of the Existing Managers as its sales agents or, if applicable, as forward sellers or acting as principals, of which $253.3 million had been issued as of February 5, 2024. The Initial Equity Distribution Agreement, as modified by the First Letter Agreement and the Second Letter Agreement, is referred to herein as the “Modified Equity Distribution Agreement”.

On February 6, 2024, the Company entered into a letter agreement dated as of such date (the “Third Letter Agreement”) modifying the Modified Equity Distribution Agreement (as modified by the Third Letter Agreement, the “Current Equity Distribution Agreement”) with each of (i) the Existing Managers, BMO Capital Markets Corp., Mizuho Securities USA LLC and Regions Securities LLC, as agents, principals and forward sellers (collectively, the “Managers”), and (ii) the Existing Forward Purchasers, Bank of Montreal, Mizuho Markets Americas LLC and Regions Securities LLC, as forward purchasers (collectively, the “Forward Purchasers”). In addition to adding the new Managers and Forward Purchasers, the aggregate offering price of shares of Common Stock available for offer and sale by the Company from time to time on or after the date hereof under the Current Equity Distribution Agreement has been reset to $200,000,000.

The above summary is qualified in its entirety by reference to (i) the Third Letter Agreement attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference, (ii) the Initial Equity Distribution Agreement and the First Letter Agreement filed as exhibits to the Registration Statement (as defined below) and (iii) the Second Letter Agreement filed as exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on May 10, 2022.

The shares of Common Stock to be sold under the Current Equity Distribution Agreement will be issued pursuant to an effective shelf registration statement (Registration No. 333-264799) (the “Registration Statement”), including the prospectus contained therein, filed on May 9, 2022 with the Commission, as supplemented by a prospectus supplement, filed on February 6, 2024 with the Commission under the Securities Act of 1933, as amended.

The Managers and the Forward Purchasers and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for the Company from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

1.1	Third Letter Agreement

5.1	Opinion of Matthew Aplington, Esq.

23.1	Consent of Matthew Aplington, Esq. (included in Exhibit 5.1)

104	Cover Page Interactive Data File (formatted in iXBRL in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spire Inc.

Date: February 6, 2024

	By:	/s/ Steven P. Rasche
Steven P. Rasche
Executive Vice President and Chief Financial Officer